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                                                                     EXHIBIT 5.2

                    [SKADDEN, ARPS, SLATE, MEAGHER & FLOM (DELAWARE) LETTERHEAD]


                                  May 6, 1997



SunTrust Capital I
SunTrust Capital II
c/o SunTrust Banks, Inc.
303 Peachtree Street, N.E.
Atlanta, Georgia  30308


                 Re:      SunTrust Banks, Inc.
                          SunTrust Capital I
                          SunTrust Capital II
                          Registration Statement on Form S-3
                          (Registration No. 333-25381/-01/-02)
                          ------------------------------------

Ladies and Gentlemen:

                 We have acted as special Delaware counsel to SunTrust Capital I and SunTrust Capital II (each, a "SunTrust Trust" and, together, the "SunTrust Trusts"), each a statutory business trust created under the Business Trust Act of the State of Delaware (12 Del. C. Section Section 3801, et seq.), and SunTrust Banks, Inc. (the "Company"), a corporation organized under the laws of the State of Georgia, in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 333-25381/-01/-02), filed by the Company and the SunTrust Trusts with the Securities and Exchange Commission (the "Commission") on April 17, 1997 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto, to be filed with the Commission on May 6, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), in connection with the registration of preferred securities (the "Preferred Securities") of the SunTrust Trusts, and certain other securities.

                 The Preferred Securities of each SunTrust Trust are to be issued pursuant to an Amended and Restated Declaration of Trust of such SunTrust Trust (each, a "Declaration" and, collectively, the "Declarations"), each such Declaration being among the Company, as sponsor
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SunTrust Capital I
SunTrust Captial II
SunTrust Banks, Inc.
May 6, 1997
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of the Trust, First Chicago Delaware Inc., as Delaware trustee (the "Delaware
Trustee"), The First National Bank of Chicago, as institutional trustee (the "Institutional Trustee"), and Raymond D. Fortin, Donald T. Heroman and Kenneth
R.  Houghton, as regular trustees (together, the "Regular Trustees").

                 This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

                 In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the certificate of trust of each of the SunTrust Trusts (each, a "Certificate of Trust" and, collectively, the "Certificates of Trust") filed with the Secretary of State of the State of Delaware on April 16, 1997; (iii) the form of the Declaration of each of the SunTrust Trusts (including the designation of the terms of the Preferred Securities of such SunTrust Trust annexed thereto); and (iv) the form of the Preferred Securities of each of the SunTrust Trusts. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                 In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, by parties other than the SunTrust Trusts, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and have also




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SunTrust Capital I
SunTrust Capital II
SunTrust Banks, Inc.
May 6, 1997
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assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration of each SunTrust Trust and the Preferred Securities of such SunTrust Trust when executed will be in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the SunTrust Trusts and others.

                 We do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Delaware.

                 Based on and subject to the foregoing and to the other assumptions, qualifications and limitations set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Declaration of each SunTrust Trust has been duly executed and delivered by the parties thereto; (iii) if the Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Preferred Securities being sold has been duly authorized, executed and delivered by the Company, the relevant SunTrust Trust and the other parties thereto; and (iv) the terms of the Preferred Securities of each SunTrust Trust have been duly established in accordance with the Declaration of such SunTrust Trust and such Preferred Securities have been duly executed and authenticated in accordance with the Declaration of such SunTrust Trust and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Preferred Securities of each SunTrust Trust will have been duly authorized for issuance and, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement,






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SunTrust Capital I
SunTrust Capital II
SunTrust Banks, Inc.
May 6, 1997
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will be validly issued, fully paid and nonassessable, representing undivided beneficial ownership interests in the assets of such SunTrust Trust; and the holders of such Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Preferred Securities of each SunTrust Trust may be obligated, pursuant to the Declaration of such SunTrust Trust, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee of such SunTrust Trust to exercise its rights and powers under the Declaration of such SunTrust Trust.

                 We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.


                               Very truly yours,


                                        /s/ Skadden, Arps, Slate,
                                        -------------------------
                                        Meagher & Flom (Delaware)